UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2017

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 3, 2017, Office Depot, Inc., a Delaware corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will acquire CompuCom Systems, Inc. (“CompuCom”). The Merger Agreement provides for the merger of a wholly owned merger subsidiary of the Company with and into THL Portfolio Holdings Corp., an indirect parent company of CompuCom (“THL Holdings”) with THL Holdings surviving the merger as a wholly owned subsidiary of the Company. Immediately thereafter, the surviving corporation will merge with and into another wholly owned merger subsidiary of the Company. The aggregate merger consideration that the Company will pay in the transaction is up to approximately 45 million shares of the Company’s common stock, subject to reduction in respect of cash payments to holders of in-the-money stock options of THL Holdings. The Company will also be responsible for the repayment or assumption of CompuCom’s indebtedness and other liabilities, estimated to total approximately $800 million.

The closing of the transaction is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including receipt of required regulatory approvals. The requisite shareholder approval of THL Holdings has been obtained by written consent of more than a majority of its shareholders. The Company anticipates the transaction will close in the fourth quarter of 2017.

The Merger Agreement contains customary representations, warranties and covenants relating to the operation of CompuCom’s business between signing and closing.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, THL Holdings, CompuCom or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not interpret the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, THL Holdings, CompuCom or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Covenant and Release Agreement

In connection with the Merger Agreement and the transactions contemplated thereby, the Company entered into a Covenant and Release Agreement, dated as of October 3, 2017 (the “Covenant and Release Agreement”), with THL Holdings, Thomas H. Lee Partners Equity Fund VI, L.P. and certain affiliated investment funds (collectively, the “Sellers”) that collectively own equity interests in THL Holdings which are anticipated to be converted in the merger into common stock of the Company representing approximately 8% of the Company’s total shares outstanding as of the closing. In addition to, among other things, certain non-solicitation and confidentiality obligations and a general release of claims, the Sellers have agreed in the Covenant and Release Agreement that for a period of one year following the closing of the merger, they will vote their shares of Company common stock in favor of each person nominated by the Company’s board of directors to serve as a director and as recommended by the Company’s board of directors with respect to all other matters that may come before a vote of the Company’s stockholders during that time.

The foregoing description of the Covenant and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Covenant and Release Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 3, 2017, the Company issued a press release announcing, among other things, preliminary results of the third quarter ended September 30, 2017 and a lowering of its outlook for the fiscal year ending December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of up to approximately 45 million shares of the Company’s common stock, subject to reduction in respect of cash payments to holders of in-the-money stock options of THL Holdings, is incorporated into this Item 3.02 by reference. The issuance of such shares upon closing of the transaction is expected to be exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, because such issuance does not involve a public offering.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release related to the acquisition of CompuCom is furnished as Exhibit 99.1 attached hereto.

A copy of the October 2017 investor presentation related to the acquisition of CompuCom is furnished as Exhibit 99.2 attached hereto.

The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 2.1*	Agreement and Plan of Merger, dated as of October 3, 2017, by and among Office Depot, Inc., Lincoln Merger Sub One, Inc., Lincoln Merger Sub Two, LLC, THL Portfolio Holdings Corp. and Thomas H. Lee Equity Fund VII, L.P. (solely in its capacity as representative for THL Portfolio Holdings Corp.’s stockholders)

Exhibit 10.1	Covenant and Release Agreement, dated as of October 3, 2017.

Exhibit 99.1	Press release of Office Depot, Inc., dated October 3, 2017.

Exhibit 99.2	October 2017 Investor Presentation of Office Depot, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the ability to consummate the transaction between CompuCom and Office Depot pursuant to the terms and in accordance with the timing described in this Form 8-K, the risk that Office Depot may not be able to realize the anticipated benefits of the transaction due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance after the completion of the transaction with CompuCom, the risk that the refinancing of CompuCom’s outstanding debt is not obtained on favorable terms, uncertainty of the expected financial performance of Office Depot following the completion of the transaction, impact of weather events on Office Depot’s business, impacts and risks related to the termination of the attempted Staples acquisition, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the European and other international operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers or terms with the company’s suppliers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws, tariffs and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 4, 2017	/s/ N. David Bleisch
N. David Bleisch
Executive Vice President, Chief Legal Officer
& Corporate Secretary

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